                        _________ Preferred Securities

                          SOUTHERN UNION FINANCING I
                              (a Delaware Trust)

               % Trust Originated Preferred Securities ("TOPrS")
             (Liquidation Amount of $25 Per Preferred Security)SM

                            UNDERWRITING AGREEMENT

                                             May ___, 1995

          MERRILL LYNCH & CO.
          Merrill Lynch, Pierce, Fenner & Smith Incorporated
            as Representative of the several Underwriters
          Merrill Lynch World Headquarters
          North Tower
          World Financial Center
          New York, New York 10281

          Dear Sirs:

                    Southern Union Financing I (the "Trust"), a
          statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C.
          SECTION 3801 et seq.), and Southern Union Company, a
          Delaware
          corporation (the "Company" and, together with the Trust, the "Offerors") confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner
          & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, Merrill Lynch shall hereinafter be
          ____________________

          SM   "Trust Originated Preferred Securities" and "TOPrS"
               are service marks of Merrill Lynch & Co., Inc.
          referred to as the "Representative"), with respect to the
          sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ___% Trust Originated Preferred Securities (liquidation amount of $25 per preferred security) of the Trust ("Preferred Securities") set forth in said Schedule A and with respect to the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of additional Preferred Securities to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The aforesaid Preferred
          Securities (the "Initial Securities") to be purchased
          by the Underwriters and all or any part of the
          additional Preferred Securities subject to the option described in Section 2(b) hereof (the "Option Securities") are collectively hereinafter called the "Designated Securities". The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated
          as of May   , 1995, between the Company and Wilmington
          Trust Company, as Trustee (the "Guarantee Trustee"), and entitled to the benefits of certain backup undertakings described in the Prospectus with respect to the Company's agreement pursuant to the Supplemental Indenture (as defined herein) to pay all expenses relating to administration of the Trust (the "Undertakings"). The Preferred Securities and the related Preferred Securities Guarantees are referred to herein as the "Securities".

                    Prior to the purchase and public offering of the Designated Securities by the several Underwriters, the Offerors and the Representative, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Offerors and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Designated Securities will be governed by this Agreement, as supplemented by the Pricing Agreement.

          From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                    The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-58297) and a related preliminary prospectus for the registration under the Securities Act of 1933 (the "1933 Act") of (i) the Preferred Securities, (ii) the Preferred Securities
          Guarantee, and (iii) $        million aggregate principal
          amount of Subordinated Deferrable Interest Notes (the "Subordinated Debt Securities") to be issued and sold to the Trust by the Company, have filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, are herein after referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Designated Securities, which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                    The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after the Pricing Agreement has been executed and delivered, and the Declaration (as defined herein), the Indenture (as defined herein), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation, and redemption (the "Common Securities Guarantee" and together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), dated as of May
          , 1995, between the Guarantee Trustee, as Trustee, and will be used by the Trust to purchase the Subordinated Debt Securities issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of May __, 1995 (the "Declaration"), among the Company, as Sponsor, the trustees named therein (the "Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities will be issued pursuant to an indenture, dated
          as of May   , 1995 (the "Base Indenture"), among the
          Company and The Chase Manhattan Bank, as trustee (the "Debt Trustee"), and a supplement to the Base Indenture,
          dated as of May   , 1995 (the "Supplemental Indenture,"
          and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), among the Company and the Debt Trustee.

                    Section 1.  Representations and Warranties.

                         (a)  The Offerors jointly and severally
          represent and warrant to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                              (i)  At the time the Registration
               Statement becomes effective and at the
               Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Trust for use in connection with the offering of the Securities and that differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case, at the time it is first provided to the Underwriters for such use) and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                              (ii)  The documents incorporated or
               deemed to be incorporated by reference in the Registration Statement or Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), as applicable, and, at the time the Registration Statement and any amendments thereto become effective and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                              (iii)  Coopers & Lybrand, the
               accountants who certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                              (iv)  The financial statements
               included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the Company's ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus under the caption "Ratio of Earnings to Fixed Charges" and in Exhibit 12 to the Registration Statement have been calculated in compliance with
               Item 503(d) of Regulation S-K of the Commission and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement. The Prospectus contains all pro forma financial statements and other pro forma financial information required to be included therein and such information presents fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                              (v)  Each of the Offerors meets, and
               at the respective times of commencement and consummation of the offering of the Securities will meet, the registrant requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations.

                              (vi)  Since the respective dates as
               of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise or of the Trust, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Trust or by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Trust or the Company and its subsidiaries, considered as one enterprise.

                              (vii)  The Company has been duly
               incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Declaration, the Indenture and each of the Guarantees and to purchase, own, and hold the Common Securities issued by the Trust; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                              (viii)  The authorized, issued and
               outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization of Southern Union at March 31, 1995" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus); and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                              (ix)  The Company's only active
               subsidiaries are Southern Union Econofuel Company, Southern Transmission Company, Lavaca Realty Company, Mercado Gas Services Inc., Western Gas Interstate Company, Southern Union Energy Products and Services Company and Southern Union Energy International, Inc. (collectively, the "Subsidiaries"). In addition, the Company holds a 50% equity interest in Natural Gas Vehicle Technology Centers L.L.P. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                              (x)  The Trust has been duly created
               and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Preferred Securities, the Common Securities and the Declaration and is not required to be authorized to do business in any other jurisdiction; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

                              (xi)  The Common Securities have been
               duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be, directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                              (xii)  This Agreement has been and at
               Closing Time, the Pricing Agreement will have been duly authorized, executed and delivered by each of the Offerors.

                              (xiii)  The Declaration has been duly
               authorized, by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee, the Declaration will, at the Closing Time, be a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions") and will conform to all statements relating thereto in the Prospectus; and at the Closing Time, the Declaration will have been duly qualified under the 1939 Act.

                              (xiv)  Each of (i) Common Securities
               Guarantee Agreement and (ii) the Preferred
               Securities Guarantee Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and the Guarantees and the Guarantee Agreements will conform to all statements relating thereto contained in the Prospectus; and the Preferred Securities Guarantee Agreement, at the Closing Time, will have been duly qualified under the 1939 Act.

                              (xv)  The Preferred Securities have
               been duly authorized by the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

                              (xvi)  The Indenture has been duly
               authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions; the Indenture will conform to all statements relating thereto contained in the Prospectus; and at the Closing Time, the Indenture will have been duly qualified under the 1939 Act.

                              (xvii)  The Subordinated Debt
               Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform to all statements relating thereto in the Prospectus.

                              (xviii)  The Company's obligations
               under the Preferred Securities Guarantee and Common Securities Guarantee are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the most senior preferred stock issued by the Company.

                              (xix)  The Subordinated Debt
               Securities are subordinated and junior in right of payment to all senior indebtedness (as defined in the Supplemental Indenture) of the Company.

                              (xx)  Ronald J. Endres and David S.
               Kvapil, Trustees (the "Regular Trustees") of the Trust, are employees of the Company and have been duly authorized by the Company to execute and deliver the Declaration; the Declaration has been duly executed and delivered by the Regular Trustees and is a valid and binding obligation of each Regular Trustee, enforceable against such Regular Trustee in accordance with its terms.

                              (xxi)  None of the Offerors is an
               "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                              (xxii)  Neither the Company nor any
               of the Subsidiaries is in violation of its charter or by-laws; the Trust is not in violation of the Declaration or its Certificate of Trust filed with the State of Delaware on March 28, 1995 (the "Certificate of Trust"); none of the Company, any of the Subsidiaries or the Trust is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, any of the Subsidiaries or the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, any of its the Subsidiaries or the Trust is subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust or of the Company and its subsidiaries, considered as one enterprise; and the execution, delivery and performance of this Agreement, the Pricing Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Offerors and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, or the Declaration or Certificate of Trust and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust, the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial
               or otherwise), earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries, considered as one enterprise) or
               (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust, the Company, or any Subsidiary or any of their respective properties.

                              (xxiii)  Except as disclosed in the
               Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Trust or the Company, threatened against or affecting the Trust, the Company or any Subsidiary that is required to be disclosed in the Prospectus or that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties or assets of the Trust or the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement or any applicable Pricing Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectus to which the Trust, the Company or any Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Trust, the Company or any Subsidiary, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries, considered as one enterprise; and there are no contracts or documents of the Company, any of its subsidiaries or the Trust that are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations that have not been so filed.

                              (xxiv)  No authorization, approval,
               consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Subordinated Debt Securities or the Guarantees hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Declaration and the Indenture under the 1939 Act.

                              (xxv)  The Company and the
               Subsidiaries each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                              (xxvi)  Each of the Trust, the
               Company, and the Subsidiaries and the Trust own, possesses, or has obtained, material licenses, franchises, consents, orders, approvals, permits, certificates, and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and none of the Trust, the Company, and any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Trust or of the Company and its subsidiaries considered as one enterprise.

                              (xxvii)  The Company and the
               Subsidiaries each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                              (xxviii)  To the best knowledge of
               the Company, no labor problem exists with its employees or with employees of the Subsidiaries or is imminent that could adversely affect the company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries' principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the company and its subsidiaries, considered as one enterprise.

                              (xxix)  The Company and the Trust
               have not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Offered Securities.

                              (xxx)  Except as disclosed in the
               Registration Statement and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws (as defined below),
               (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of the Subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or the Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim (as defined below) against the Company or the Subsidiaries.

                    For purposes of this Agreement, the following
               terms shall have the following meanings:
               "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                              (xxxi)  The Company through its
               operating divisions provides gas distribution utility services which are subject to regulation by the Oklahoma Corporation Commission, the Railroad Commission of the State of Texas, the Missouri Public Service Commission, and with respect to rates and certain other matters, by various municipalities served by the Company. The Company is also subject to regulation by the Federal Department of Transportation with respect to pipeline safety. The Company's operations are not subject to regulation by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended ("PUCHA"). Except with respect to the transportation of gas on a no-fee exchange basis which is the subject of a limited jurisdiction certificate granted on January __, 1994 (Docket No. CP93-750-000) and the operation of the Company's subsidiary, Western Gas Interstate Company, the Company's operations are not subject to the jurisdiction of the Federal Energy Regulatory Commission, the Federal Energy Administration or, except as set forth above, any other regulatory authority having jurisdiction over utilities or utility related matters.

                              (xxxii)  The Company and the
               Subsidiaries have filed all material federal, state and local tax returns and other reports which have been required to be filed and have paid all taxes and fees indicated by said returns and reports and franchise reports and all assessments received by them or any of them to the extent that such taxes and/or fees have become due, except where being contested in good faith and for which the Company has established adequate reserves.

                              (xxxiii)  Each of the Offerors is in
               compliance with all provisions of Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business With Cuba.
                    Section 2.     Sale and Delivery to Under-
                                   writers; Closing.

                         (a)  On the basis of the representations
          and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per security set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                    The purchase price per security to be paid by the several Underwriters for the Initial Securities shall be an amount equal to the initial public offering price. The initial public offering price per Initial Security shall be a fixed price to be determined by agreement between the Representative and the Offerors. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Offerors and the Representative. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Initial Securities will be used to purchase the Subordinated Debt Securities of the Company, the Company hereby agrees to pay at Closing Time (as defined below) to the Representative, for the accounts of the several Underwriters, a commission per Initial Security determined by agreement between the Representative and the Company for the Preferred Securities to be delivered by the Trust hereunder at Closing Time. The commission, when so determined, shall be set forth in the Pricing Agreement.

                         (b)  In addition, on the basis of the
          representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an
          additional         Preferred Securities at the price per
          security set forth in the Pricing Agreement, less an amount per share equal to any dividends declared by the Trust and payable on the Initial Securities but not payable on the Option Securities. The Company agrees to pay at the relevant Date of Delivery (as defined below) to the Representatives for the accounts of the several Underwriters the commission per security set forth in the Pricing Agreement with respect to the Option Securities. The option hereby granted will expire 30 days after the Representation Date and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Trust setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Representative and the Trust. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional securities.

                         (c)  Payment of the purchase price for,
          and delivery of certificates for, the Initial Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom, or at such other place as shall be agreed upon by the Representative and the Trust, at 10:00 A.M. New York time on the fifth business day (unless postponed in accordance with the provisions of Section 10) after execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Trust, the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of Skadden, Arps, Slate, Meagher & Flom, or at such other place as shall be agreed upon by the Representative and the Trust, on each Date of Delivery as specified in the notice from the Representative to the Trust. Payment shall be made to the Trust by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Trust to an account designated by the Trust, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Designated Securities to be purchased by them. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                    The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                    At the Closing Time or each Date of Delivery, as the case may be, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2 hereof by certified or official bank check or checks payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated in New York Clearing House funds or other similar next day funds.

                    Section 3. Covenants of the Offerors. Each of the Offerors jointly and severally covenant with each Underwriter as follows:

                         (a)  The Offerors will notify the
          Representative immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                         (b)  The Offerors will give the
          Representative notice of their intention to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment), (ii) any amendment or supplement to the Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Preferred Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), or (iii) any document that would as a result thereof be incorporated by reference in the Prospectus whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such amendment, supplement or other document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which the Representative or counsel for the Underwriters shall reasonably object. Subject to the foregoing, the Offerors will promptly prepare a supplement to the Prospectus to reflect the terms of the Designated Securities and the terms of the offering. The Offerors will file the Prospectus as so supplemented pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act.

                         (c)  The Offerors will deliver to the
          Representative as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representative may reasonably request and will also deliver to the Representative a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

                         (d)  The Offerors will furnish to each
          Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the respective applicable rules and regulations of the Commission thereunder.

                         (e)  If at any time when the Prospectus is
          required by the 1933 Act to be delivered in connection with sales of the Designated Securities, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel to the Company and the Trust, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulation, the Offerors will forthwith amend or supplement the Prospectus in accordance with paragraph
          (b) above so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Offerors will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                         (f)  The Offerors will endeavor, in
          cooperation with the Underwriters, to qualify the Preferred Securities and Subordinated Debt Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate; provided, however, that each of the Offerors shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.
                         (g)  The Trust will make generally
          available to its security holders as soon as practicable but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Trust's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                         (h)  For a period of five years after the
          Closing Time, the Company will furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

                         (i)  The Offerors will use reasonable
          efforts to effect the listing of the Preferred Securities on the New York Stock Exchange; if the Preferred Securities are exchanged for Subordinated Debt Securities, the Company will use its reasonable efforts to effect the listing of the Subordinated Debt Securities on the exchange on which the Preferred Securities were then listed.

                         (j)  During a period of 30 days from the
          date of the Pricing Agreement, neither the Trust nor the Company will, without the Representative's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or any equity securities substantially similar to the Preferred Securities (except for Preferred Securities issued pursuant to this Agreement).

                    Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of each Offeror's obligations under this Agreement, including, but not limited to, (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Company's and the Trust's counsel and accountants, (v) the qualification of the Preferred Securities and Subordinated Debt Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey and any legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky survey and any legal investment survey, (viii) the fee of the National Association of Securities Dealers, Inc. (ix) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee in connection with the Indenture and the Subordinated Debt Securities; (x) the fees and expenses of the Property Trustee, including the fees and disbursements of counsel for the Property Trustee and Delaware Trustee in connection with the Declaration and the Certificate of Trust; (xi) any fees payable in connection with the rating of the Preferred Securities and Subordinated Debt Securities, (xii) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Subordinated Debt Securities on the New York Stock Exchange, and (xiii) the cost and charges of any transfer agent or registrar and (xiv) the cost of qualifying the Preferred Securities with The Depository Trust Company.

                    If this Agreement is terminated by the
          Representative in accordance with the provisions of
          Section 5 or Section 9 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, which shall not exceed the amount set forth in the applicable Terms Agreement.

                    Section 5.  Conditions of Underwriters'
          Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors herein contained, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

                         (a)  The Registration Statement shall have
          become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representative, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Representative; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Regulations and in accordance with Section 3(b) and prior to Closing Time the Offerors shall have provided evidence satisfactory to the Representative of such timely filing.

                         (b)  At Closing Time the Representative
          shall have received:

                              (1)  The favorable opinion, dated as
          of Closing Time, of Fleischman and Walsh, counsel for the Offerors in form and substance satisfactory to counsel for the Underwriters, to the effect that:
                              (i)  The Company has been duly
               incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

                              (ii)  The Company is duly qualified
               to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                              (iii)  Each Subsidiary is a
               corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

                              (iv)  Each Subsidiary is duly
               qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                              (v)  All of the outstanding shares of
               capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

                              (vi)  All of the outstanding shares
               of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; all of such shares are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; no holder thereof is subject to personal liability by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholders of the Subsidiaries.

                              (vii)  Such counsel does not know of
               any statutes or regulations or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

                              (viii)  To the knowledge of such
               counsel after due inquiry, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

                              (ix)  The Trust has been duly created
               and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a business trust have been made; the Trust has all necessary power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Preferred Securities and the Common Securities and is not required to be authorized to do business in any other jurisdiction; and the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

                              (x)  The Declaration has been duly
               authorized, executed and delivered by the Company and the Trustees and is a valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

                              (xi)  The Common Securities have been
               duly authorized by the Declaration and are validly issued and (subject to the terms of the Declaration) fully paid and non-assessable beneficial interest in the assets of the Trust; and the issuance of the Common Securities is not subject to preemptive or other similar rights.

                              (xii)  The Preferred Securities have
               been duly authorized by the Declaration and are validly issued and (subject to the terms of the Declaration) when delivered to and paid for by Underwriters pursuant to this Agreement will be validly issued, fully paid and non-assessable beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit; and the issuance of the Preferred Securities is not subject to preemptive or other similar rights.
                              (xiii)  The issuance and sale by the
               Trust of the Preferred Securities and Common
               Securities; the execution, delivery and performance by the Trust of this Agreement, the Pricing Agreement and the Guarantee Agreements; the consummation of the transactions contemplated herein and therein; and compliance by the Trust with its obligations hereunder and thereunder have been duly authorized by all necessary actions of the Trust and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Certificate of Trust or the Declaration, or any applicable law, administrative regulation or administrative or court decree to which it is subject.

                              (xiv)  No authorization, approval,
               consent or order of any court or governmental authority or agency is required in connection with the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Subordinated Debt Securities or the Guarantees except such as have been obtained and such as may be required by state securities laws.

                              (xv)  The statements in the
               Prospectus under the captions "Investment
               Considerations", "Description of the Preferred Securities", "The Southern Union Financing Trusts," insofar as they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and are correct in all material respects.

                              (xvi)  The Trust is not in violation
               of its Certificate of Trust or the Declaration or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or any other instrument of which the Trust is a party or by which it may be bound, or to which any of the property or assets of the Trust is subject.

                              (xvii)  The Company is not a "holding
               company" or an "affiliate" or "subsidiary company" of a "registered holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                              (xviii)  The Company and the
               Subsidiaries each owns, possesses or has obtained all material licenses, franchises, permits, certificates, consents, orders, approvals and other authorizations issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary both to own or lease, as the case may be, and to operate its properties and to carry on its business as described in the Registration Statement, and such licenses, franchises, permits, certificates, consents, orders, approvals and other authorizations are in full force and effect.

                              (xix)  The Registration Statement is
               effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                              (xx)  At the time the Registration
               Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                              (xxi)  Each of the documents
               incorporated by reference in the Registration Statement or Prospectus at the time they were filed or last amended (other than the financial statements and related schedules and other financial or statistical data included or incorporated by reference therein as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, as applicable, and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the 1933 Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents that were filed under the 1934 Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading.

                              (xxii)  Each of the Offerors meets
               the registrant requirements for use of Form S-3 under the 1933 Act Regulations.

                              (xxiii)  The statements in the
               Prospectus under the captions "Investment
               Considerations", "Description of the Preferred Securities", "Description of the Preferred Securities Guarantees", "Description of the Subordinated Debt Securities", "Effect of Obligations Under the Subordinated Debt Securities and the Guarantee" and "Utility Regulation and Rates" insofar as they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and are correct in all material respects.

                              (xxiv)  The Common Securities, the
               Preferred Securities, the Subordinated Debt
               Securities, each of the Guarantees, the Declaration, the Indenture and the Guarantee Agreements conform to all statements relating thereto contained in the Prospectus.

                              (xxv)  To the best of their knowledge
               and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; the descriptions thereof or references thereto are correct; and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, or filed or incorporated by reference.

                              (xxvi)  All of the issued and
               outstanding Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                              (xxvii)  This Agreement and the
               Pricing Agreement have been duly authorized, executed and delivered by the Trust and the Company.

                              (xxviii)  The Declaration has been
               duly qualified under the 1939 Act.

                              (xxix)  Each of the Guarantee
               Agreements has been duly authorized, executed and delivered by the Company and, (in the case of the Preferred Security Guarantee Agreement only) assuming it is duly authorized, executed, and delivered by the Property Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions; and the Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act.

                              (xxx)  The Indenture has been duly
               executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Debt Trustee, is a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture has been duly qualified under the 1939 Act.

                              (xxxi)  The Subordinated Debt
               Securities are in the form contemplated by the Indenture; the Subordinated Debt Securities have been duly authorized, executed and delivered by the Company and when authenticated by the Trustee in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                              (xxxii)  The Subordinated Debt
               Securities are subordinated and junior in right of payment to all senior indebtedness of the Company.

                              (xxxiii)  The Company's obligations
               under the Preferred Securities Guarantee and the Common Securities Guarantee are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the most senior preferred stock issued by the Company.

                              (xxxiv)  None of the Offerors is an
               "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

                              (xxxv)  The Declaration has been duly
               authorized, executed and delivered by the Company and each of the Regular Trustees and constitutes a valid and binding obligation of the Company and each of the Regular Trustees, enforceable against the Company and each of the Regular Trustees in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

                              (xxxvi)  To the best of his knowledge
               and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement or Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, any of its subsidiaries or the Trust is a party or to which any of their property is subject which are not described in the Registration Statement or Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                              (xxxvii)  No authorization, approval,
               consent or order of any court or governmental authority or agency is required in connection with the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Subordinated Debt Securities or the Guarantees, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities law and the qualification of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture under the 1939 Act.
                              (xxxviii) The execution, delivery and
               performance of this Agreement, the Pricing
               Agreement, the Declaration, the Preferred
               Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements, the Indenture and the Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary or the Declaration or Certificate of Trust, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel, to which the Trust or the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries, considered as one enterprise), (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust, the Company or any Subsidiary or any of their respective properties.

                              (xxxix)  In addition, such counsel
               shall state that it has participated in conferences with officers and other representatives of the Offerors, representatives of the independent public accountants for the Offerors and with you and your counsel, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed; such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and the limitations inherent in the examination made by such counsel and the nature and extent of such counsel's participation in such conferences are such that such counsel is not passing upon, and is unable to assume, and does not assume, any responsibility for, the accuracy, completeness or fairness of such statements, except for those made under the captions "Description of the Preferred Securities", "Description of the Preferred Securities Guarantees", "Description of the Subordinated Debt Securities"; however, based upon such counsel's participation in the aforesaid conferences, no facts have come to its attention which lead it to believe that the Registration Statement, and each amendment thereto, at the time it became effective, or if an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the time of effectiveness of the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Offerors prior to the Closing Time (other than the financial statements and the notes thereto, the financial statements schedules, the other financial and statistics data therein, as to which such counsel need express no belief) and those parts of the Registration Statement that constitute the Debt Trustee's, the Property Trustee's and the Guarantee Trustee's respective Statements of Eligibility and Qualification under the 1939 Act (form T-1) contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendments or supplement or supplement thereto made by the Company prior to the Closing Time (except as aforesaid) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Closing Time, either the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Time (except as aforesaid) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                              (2)  The favorable opinion, dated as
          of Closing Time, of Richard, Layton & Finger, counsel of Wilmington Trust Company, as Property Trustee under the Declaration, and Guarantee Trustee under the Guarantee Agreements, in form and substance satisfactory to counsel for the Underwriters, to the effect that,

                              (i)  Wilmington Trust Company is an
               Delaware banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Guarantee Agreements.

                              (ii) The execution, delivery and
               performance by the Property Trustee of the Declaration and the Guarantee Agreements have been duly authorized by all necessary corporate action on the part of the Property Trustee. The Declaration and the Guarantee Agreements have been duly executed and delivered by the Property Trustee, and constitutes the legal, valid and binding obligation of the Property Trustee, enforceable against the Property Trustee in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.

                              (iii)  The execution, delivery and
               performance of the Declaration and the Guarantee Agreements by the Property Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee.

                              (iv)  No consent, approval or
               authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Property Trustee of the Declaration and the Guarantee Agreements.

                              (v)  The Property Trustee is the
               record holder of the Subordinated Debt Securities and the Guarantees and no security interest, mortgage, pledge, lien, encumbrance, claim or equity is noted thereon or on the register.

                         (3)  The favorable opinion, dated as of
          Closing Time, of Skadden, Arps, Slate, Meagher & Flom ("SASM&F"), counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to the legal existence of the Trust, the Designated Securities, the Indenture, the Preferred Securities Guarantee Agreement, this Agreement, the Pricing Agreement, the Registration Statement, the Prospectus, certain U.S. Federal Income Tax matters and other related matters as the Representative may require.

                    In giving its opinion, SASM&F may rely as to certain matters of Delaware law upon the opinion of Fleishman and Walsh, counsel for the Offerors, which shall be delivered in accordance with Section 5(b)1 hereto,

                         (c)  At Closing Time, there shall not have
          been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of a Vice President of the Company and of the chief financial or chief accounting officer of the Company and a certificate of the Trustees of the Trust, and dated as of Closing Time, to the effect that
          (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Trust and the Company have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and
          (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                         (d)  At the time of the execution of this
          Agreement, the Representative shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in form and substance satisfactory to the Representative, to the effect that:

                              (i) they are independent public
               accountants with respect to the Company and its consolidated subsidiaries, within the meaning of the 1933 Act and the 1933 Act Regulations; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles;

                              (ii) in their opinion, the
               consolidated financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the Exchange Act and the related published rules and regulations thereunder; and if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives;

                              (iii) based upon limited procedures
               set forth in detail in such letter, nothing has come to their attention which causes them to believe that

                                   (A) the unaudited consolidated
               financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement,

                                   (B) the unaudited amounts of
               revenues, net income and net income per share set forth under Summary Financial Information" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, or
                                   (C) at a specified date not more
               than five days prior to the date of this Agreement, there has been any change in the capital stock, the Company and its subsidiaries or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets as compared with the amounts shown on the date of the most recent consolidated balance sheet included in or incorporated by reference in the Registration Statement and the Prospectus (March 31, 1995 balance sheet included in the Registration Statement) or, during the period from the date of the most recent consolidated balance sheet included in or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and

                              (iv) in addition to the examination
               referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus, or incorporated therein by reference, and which are specified by the Representative, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                         (e)  At Closing Time, the Representative
          shall have received from Coopers & Lybrand L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

                         (f)  At Closing Time and each Date of
          Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offeror, in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.
                         (g) In the event that the Underwriters
          exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Offerors contained herein and the statements in any certificates furnished by the Offerors hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

               (1) The certificates, each dated such Date of Delivery, of the relevant officer of the respective Offeror confirming that the respective certificates delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

               (2) The favorable opinion of Fleischman and Walsh, counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(l).

               (3) The favorable opinion of Richards, Layton & Finger, counsel to Wilmington Trust Company for the Offerors, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(2).

               (4) The favorable opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(3).

               (5) A letter from Coopers & Lybrand L.L.P., in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representative pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(g)(4) shall be a date not more than five days prior to such Date of Delivery.

                         (h)  At Closing Time, the Preferred
          Securities and the Subordinated Debt Securities shall be rated in one of the four highest rating categories for long term debt ("Investment Grade") by any nationally recognized statistical rating agency, and the Trust shall have delivered to the Representative a letter, dated the Closing Time, from such nationally recognized statistical rating agency, or other evidence satisfactory to the Representative, confirming that the Preferred Securities and the Subordinated Debt Securities have Investment Grade ratings.
                         (i)  At the Closing Time, the Preferred
          Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

                    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Offerors at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

                    Section 6.  Indemnification

                         (a)  The Offerors agree to jointly and
          severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                              (i)  against any and all loss,
               liability, claim, damage and expense
               whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                              (ii)  against any and all loss,
               liability, claim, damage and expense
               whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any govern-mental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                              (iii)  against any and all
               expense whatsoever as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch) reasonably incurred, in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under
               (i) or (ii) above;

          provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust or the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if the Offerors sustain the burden that a copy of the Prospectus (as then amended or supplemented if the Company or the Trust shall have furnished any such amendments or supplements thereto), but excluding documents incorporated or deemed to be incorporated by reference, was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

                         (b)  The Company agree jointly and
          severally to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Section 6(a) hereunder.

                         (c)  Each Underwriter severally agrees to
          indemnify and hold harmless the Offerors, their directors, trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                         (d)  Each indemnified party shall give
          notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                    Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Offerors and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Offerors and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting compensation paid by the Company appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Offerors are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company and each officer of the Company who signed the Registration Statement, each trustee of the Trust and each person, if any, who controls an Offeror within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Offerors.

                    Section 8.  Representations, Warranties and
          Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers or Trustees of the Offerors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors and shall survive delivery of the Preferred Securities to the Underwriters.

                    Section 9.  Termination of Agreement.

                         (a)  The Representative may terminate this
          Agreement, by notice to the Offerors, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition financial or otherwise, or in the earnings, business affairs or business prospects or the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Designated Securities or to enforce contracts for the sale of the Designated Securities, (iii) if trading in the Designated Securities has been suspended by the Commission, or if trading generally on the New York Stock Exchange has been suspended, limited or restricted or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York, Delaware or Texas authorities or (iv) if there has been any decrease in the ratings of any of the debt securities of the Company or of the Preferred Securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) and such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or of the Preferred Securities.

                         (b)  If this Agreement is terminated
          pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

                    Section 10.  Default by One or More of the
          Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Initial Securities that it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities'), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                         (a)  if the number of Defaulted Securities
               does not exceed 10% of the number of Initial
               Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                         (b)  if the number of Defaulted
               Securities     exceeds 10% of the number of Initial
               Securities, this Agreement shall terminate without liability on the part of any non-defaulting
               Underwriter.

                    No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                    In the event of any such default which does not result in a termination of this Agreement, either the Representative, or the Offerors shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

                    Section 11.  Notices.  All notices and other
          communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of Robin Mass, Vice President; notices to the Trust, and the Company shall be directed to them at 504 Lavaca, Suite 800, Austin TX, 78701, attention of David Kvapil, Vice President and Controller.

                    Section 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Trust, the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                    Section 13.  Governing Law and Time.  This
          Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.
                    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

                                       Very truly yours,

                                       SOUTHERN UNION COMPANY

                                       By
__________________________
                                         Title:

                                       SOUTHERN UNION FINANCING I

                                       By
__________________________
                                         Title:  Trustee

                                       By
__________________________
                                         Title:  Trustee

          CONFIRMED AND ACCEPTED,
            as of the date first above written:
          MERRILL LYNCH & CO.
          Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

          By ________________________________
                   Authorized Signatory

          For itself and as Representative of the other
          Underwriters named in Schedule A hereto.

                                  SCHEDULE A

                                                         Number
                   Name of Underwriter                of Securities

          Merrill Lynch, Pierce, Fenner & Smith
            Incorporated  . . . . . . . . . .

          Total . . . . . . . . . . . . . . . . . .




          EXHIBIT A

                         _______ Preferred Securities

                          SOUTHERN UNION FINANCING I

                         (a Delaware business trust)

            ____% Trust Originated Preferred Securities ("TOPrS")

                   (Liquidation Amount of $25 Per Security)

                              PRICING AGREEMENT

          MERRILL LYNCH & CO.                          May __, 1995
          Merrill Lynch, Pierce, Fenner
             & Smith Incorporated
              as Representative of the several
              Underwriters named in the within-
              mentioned Purchase Agreement
          Merrill Lynch World Headquarters
          North Tower
          World Financial Center
          New York, New York 10281

          Dear Sirs:

                    Reference is made to the Underwriting
          Agreement, dated May __, 1995 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the "Representative"), of the above ____% Trust Originated Preferred Securities (the "Preferred Securities"), of SOUTHERN UNION FINANCING I, a Delaware business trust (the "Trust").

                    Pursuant to Section 2 of the Underwriting
          Agreement, the Trust, Southern Union Company (the
          "Company"), a Delaware corporation, agree with each Underwriter as follows:

                         1.  The initial public offering price per
              security for the Preferred Securities, determined as provided in said Section 2, shall be $25.00.

                         2.  The purchase price per security for
              the Preferred Securities to be paid by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above; provided that the purchase price per Preferred Security for any Option Securities (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in
              Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any distribution declared by the Trust and payable on the Initial Securities (as defined in the Purchase Agreement) but not payable on the Option Securities.

                         3.  The compensation per Preferred
              Security to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be $_____; provided, however, that the compensation per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser shall be $_____.


                    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

                                        Very truly yours,

                                        SOUTHERN UNION COMPANY

                                        By
___________________________
                                           Title:

                                        SOUTHERN UNION FINANCING I

                                        By
___________________________
                                          Title:  Trustee

                                        By
___________________________
                                          Title:  Trustee

          CONFIRMED AND ACCEPTED,
            as of the date first above written:

          MERRILL LYNCH & CO.
          Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

          By________________________________
                 Authorized Signatory

          For itself and as Representative of the other
          Underwriters named in the Underwriting Agreement.